Exhibit 99.1
Earthstone Energy, Inc. Reports 2022 Second Quarter and Year-to-Date Financial Results

The Woodlands, Texas, August 4, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three and six months ended June 30, 2022.

Second Quarter 2022 Highlights
•Executed the Titus Acquisition PSAs on June 27, 2022, which are expected to close in mid-August 2022
•On April 12, 2022, closed a $550 million offering of 8.0% senior unsecured notes due 2027
•Closed the Bighorn Acquisition on April 14, 2022
•Issued $280 million of Preferred Stock in a private placement on April 14, 2022, which was converted into 25,225,225 shares of our Class A common stock on July 6, 2022
•Net income attributable to Earthstone Energy, Inc. of $144.9 million, or $1.46 per Diluted Share
•Net income of $218.0 million, or $1.60 per Adjusted Diluted Share(1)
•Adjusted net income(1) of $175.7 million, or $1.29 per Adjusted Diluted Share(1)
•Adjusted EBITDAX(1) of $300.9 million, up 144% compared to 1Q 2022
•Net cash provided by operating activities of $254.7 million
•Free Cash Flow(1) of $164.8 million, up 362% compared to 1Q 2022
•Average daily net production of 77,125 Boepd(2), up 117% compared to 1Q 2022
•Capital expenditures of $119.5 million

Year to Date 2022 Highlights
•Closed the Chisholm Acquisition on February 15, 2022
•Net income attributable to Earthstone Energy, Inc. of $111.4 million, or $1.37 per Diluted Share
•Net income of $166.1 million, or $1.40 per Adjusted Diluted Share(1)
•Adjusted net income(1) of $251.9 million, or $2.12 per Adjusted Diluted Share(1)
•Adjusted EBITDAX(1) of $424.0 million
•Net cash provided by operating activities of $337.7 million
•Free Cash Flow(1) of $200.5 million
•Average daily net production of 56,432 Boepd(2)

•Capital expenditures of $201.6 million
(1)See the “Non-GAAP Financial Measures” section below.
(2)Represents reported sales volumes.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “Our strong second quarter results reflect the continued positive impacts of our consolidation strategy. Over the last year and a half, we have become a larger scale, low-cost producer and have grown production volumes multiple times over while also adding to our robust drilling inventory through accretive, well-priced acquisitions. This ongoing transformation enabled us to substantially increase Free Cash Flow in the second quarter by approximately 362%, sequentially, to $165 million driven by a step change in our daily production and the continued strength of commodity prices.”

“We have also been pleased with our ability to optimize our operations, identify synergies within our recent acquisitions, and manage our costs in this challenging inflationary environment,” added Anderson. “We continue to drive down our LOE and cash G&A per BOE which was, on a combined basis, 5% lower in the second quarter compared to the first quarter. We are looking forward to closing on the northern Delaware Basin assets from the Titus Acquisition later this month and incorporating this high-quality inventory into our development plans. The Titus Acquisition is expected to increase our total production to near 100,000 Boepd upon close, and we expect the assets will contribute an incremental 30% to our Adjusted EBITDAX. In the near-term, we intend to continue using our significant Free Cash Flow to rapidly pay down debt in pursuit of our target Debt / LQA Adjusted EBITDAX ratio of less than 1.0x by year-end. As always, we will remain focused on executing our growing operational program and generating record levels of free cash flow, which we believe will drive meaningful shareholder value,” concluded Anderson.

Updated 2022 Guidance

We are providing updated guidance for 2022, which accounts for the expected closing of the Titus Acquisition in mid-August 2022, increased drilling and completion activity, a recent non-operated asset sale and updated cost expectations. Estimated second half of 2022 capital expenditures are $300-325 million, which implies full year 2022 capital expenditure guidance of $502-527 million. Incremental activity including related infrastructure accounts for a 14% increase at the midpoint of our prior full year 2022 capital guidance while cost inflation on our base drilling program accounts for a 7% increase. The updated capital guidance assumes addition of a fifth rig during the fall which will be focused on the Delaware Basin, bringing the total rig count in the Delaware Basin to three rigs, while maintaining two rigs in the Midland Basin. We expect to complete an additional six gross operated wells on the Titus Acquisition assets and spud an additional four gross operated wells within our expanded capital program. Production guidance for the second half of the year incorporates the expected near-term closing of the Titus Acquisition as well as a recent non-operated asset sale. The Company anticipates third quarter production to be 86-90 MBoepd (~41% oil). Furthermore, we expect production to average 96-100 MBoepd (~44% oil) in the fourth quarter with a full impact from the Titus Acquisition.

Production Guidance	1H22 Actuals	3Q22(1)	4Q22(1)	FY 2022(1)
Production (Boe/d)	56,432	86,000 - 90,000	96,000 - 100,000	73,858 - 75,875
% Oil	39%	~41%	~44%	~41%
% Liquids	67%	~68%	~70%	~68%

Expense & Capex Guidance	1H22 Actuals	Remainder of 2022(1)	FY 2022(1)
Total Capital Expenditures ($MM)	$202	$300 - $325	$502 - $527
Lease Operating Expense ($/Boe)	$7.06	$7.50 - $8.00	$7.33 - $7.65
Production & Ad Valorem Taxes (% of Revenue)	7.1%	7.5% - 8.0%	7.3% - 7.7%
Cash G&A ($MM)(2)	$15	$20 - $22	$35 - $37

(1)Includes the projected impact of the Titus Acquisition expected to close in mid-August 2022.
(2)Cash G&A is defined as general and administrative expenses excluding stock-based compensation.

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Operations Update

During the second quarter of 2022 for our Company-operated activity, we commenced drilling seven gross (5.6 net) wells and brought six gross (4.8 net) wells online in the Midland Basin. In the Delaware Basin, we commenced drilling eight gross (5.6 net) wells and brought six gross (4.0 net) wells online.

We brought online a two-well pad in Lea County, the Bel-Air 5-8 pad, in late June. This pad is one of our first sets of wells to be drilled and completed by us from start to finish after closing on our initial Delaware Basin acquisition earlier this year. After initially allowing the wells to flow naturally, we recently installed artificial lift and are seeing current average production rates of 1,085 Boepd (92% oil) per well as the wells continue to clean up.

We are currently operating a four-rig drilling program, with two rigs in the Midland Basin and two rigs in the Delaware Basin. We anticipate picking up a fifth rig late in the third quarter of 2022 that will be operated in the Delaware Basin. For full year 2022 and only for our Company-operated activity, we anticipate spudding 38 gross (33.5 net) wells and bringing 34 gross (30.7 net) wells online in the Midland Basin. In the Delaware Basin, we anticipate spudding 28 gross (19.1 net) wells and bringing 27 gross (19.3 net) wells online. This includes spudding four more Delaware Basin wells in 2022 compared to our prior plans as a result of drilling efficiencies and also includes spudding an incremental four gross (3.3 net) wells and bringing an incremental six gross (5.5 net) wells online in the Delaware Basin as a result of the Titus Acquisition and the expected addition of the fifth rig.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total revenues	$472,551	$89,671	$668,701	$165,243

Lease operating expense	50,514	11,747	72,145	22,596

General and administrative expense (excluding stock-based compensation)	8,117	4,758	14,593	9,809
Stock-based compensation	5,960	4,412	11,790	7,741
General and administrative expense	$14,077	$9,170	$26,383	$17,550

Net income (loss)	$218,025	$(15,831)	$166,148	$(26,387)
Less: Net income (loss) attributable to noncontrolling interest	73,140	(6,960)	54,741	(11,683)
Net income (loss) attributable to Earthstone Energy, Inc.	144,885	(8,871)	111,407	(14,704)
Net income (loss) per common share(1)
Basic	1.85	(0.20)	1.57	(0.34)
Diluted	1.46	(0.20)	1.37	(0.34)
Adjusted EBITDAX(2)	$300,875	$53,668	$423,964	$97,511

Production(3):
Oil (MBbls)	2,587	1,083	4,004	2,140
Gas (MMcf)	14,414	2,927	20,053	5,372
NGL (MBbls)	2,029	496	2,869	861
Total (MBoe)(4)	7,018	2,067	10,214	3,896
Average Daily Production (Boepd)	77,125	22,716	56,432	21,525
Average Prices:
Oil ($/Bbl)	110.80	65.47	106.00	61.56
Gas ($/Mcf)	6.67	2.29	5.94	2.33
NGL ($/Bbl)	44.25	24.31	43.66	24.35
Total ($/Boe)	67.33	43.38	65.47	42.41
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	87.30	52.39	83.16	50.06
Gas ($/Mcf)	5.40	2.19	4.97	2.20
NGL ($/Bbl)	44.25	24.31	43.66	24.35
Total ($/Boe)	56.06	36.38	54.62	35.91
Operating Margin per Boe
Average realized price	$67.33	$43.38	$65.47	$42.41
Lease operating expense	7.20	5.68	7.06	5.80
Production and ad valorem taxes	4.87	2.50	4.65	2.62
Operating margin per Boe(2)	55.26	35.19	53.76	33.99
Realized hedge settlements	(11.27)	(7.00)	(10.85)	(6.50)
Operating margin per Boe (including realized hedge settlements)(2)	$43.99	$28.19	$42.91	$27.49

(1)Net income (loss) per common share attributable to Earthstone Energy, Inc.
(2)See the “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity and Equity Capitalization

As of June 30, 2022, we had $395 million of long-term debt outstanding under our senior secured credit facility (“Credit Facility”) with elected commitments of $800 million, resulting in available borrowings of approximately $405 million. As of June 30, 2022, our borrowing base was $1.4 billion.

During the month ended July 31, 2022, we paid down an additional $145 million on our Credit Facility, bringing the drawn amount to $250 million. Additionally, we had approximately $14 million of cash in our bank accounts at July 31, 2022.

Through June 30, 2022, we had incurred $201.6 million of capital expenditures. We expect to fund the estimated $300-325 million of second half of 2022 capital expenditures with cash flow from operations while any excess cash flow will be used to repay borrowings under our Credit Facility.

As of July 31, 2022, 104,442,648 shares of Class A Common Stock and 34,261,641 shares of Class B Common Stock were outstanding.

Commodity Hedging

Hedging Activities

The following table sets forth our outstanding derivative contracts as of June 30, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of June 30, 2022:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q3 - Q4 2022	Crude Oil	2,162,000	$66.70
Q1 - Q4 2023	Crude Oil	1,277,500	$76.20
Q3 - Q4 2022	Crude Oil Basis Swap (1)	3,082,000	$0.61
Q1 - Q4 2023	Crude Oil Basis Swap (1)	4,743,500	$0.59
Q3 - Q4 2022	Natural Gas	5,159,500	$3.52
Q1 - Q4 2023	Natural Gas	3,670,000	$3.35
Q3 - Q4 2022	Natural Gas Basis Swap (2)	3,680,000	$(0.33)
Q1 - Q4 2023	Natural Gas Basis Swap (2)	36,500,000	$(1.47)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	36,600,000	$(1.05)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
Q3 - Q4 2022	Crude Oil Costless Collar	1,357,000	$71.86	$91.39
Q1 - Q4 2023	Crude Oil Costless Collar	2,828,000	$65.74	$91.90
Q3 - Q4 2022	Natural Gas Costless Collar	11,400,500	$4.08	$6.48
Q1 - Q4 2023	Natural Gas Costless Collar	14,133,000	$3.46	$5.34

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
Q3 - Q4 2022	Crude Oil	253,000	$80.00	$75.79
Q1 - Q4 2023	Crude Oil	638,000	$70.00	$62.85

Environmental Data Highlights

Consistent with Earthstone’s commitment to environmental stewardship, Earthstone has updated data on its emissions, flaring and land impact, which is available under the “Sustainability” section of our website. Key highlights for 2021 include:

•36% reduction in Greenhouse Gas Emissions intensity to 7.9 mT CO2e / MBoe compared to 2020, which is 44% below Permian peers (1)
•68% reduction in Flaring Intensity of 0.69% (gas flared / gas produced) compared to 2020, which is 66% below Permian peers (1)
•Zero reportable oil and water spills in 2020 and 2021

(1)Greenhouse Gas Emissions are based on reported gross operated production and metrics are calculated in accordance with the standards of the U.S. Environmental Protection Agency (“EPA”). Flaring Intensity is based on gross reported operated production. Peers include CDEV, CPE, FANG, LPI, MTDR, PXD and SM. Data compiled from company published data for most recent available year (2020 or 2021) and from publicly available EPA reports as of June 30, 2022.

Conference Call Details

Earthstone is hosting a conference call on Friday, August 5, 2022 at 10:00 a.m. Eastern (9:00 a.m. Central) to discuss the Company’s financial results for the second quarter of 2022 and its outlook for the remainder of 2022. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer, and Steven C. Collins, Executive Vice President and Chief Operating Officer, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 10:00 a.m. Eastern (9:00 a.m. Central), Friday, August 19, 2022. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13731790.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. The Company’s primary assets are located in the Midland Basin in West Texas, the Eagle Ford Trend in South Texas and the Delaware Basin in New Mexico. Earthstone is listed on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	June 30,	December 31,
ASSETS	2022	2021
Current assets:
Cash	$—	$4,013
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	230,449	50,575
Joint interest billings and other, net of allowance of $19 and $19 at June 30, 2022 and December 31, 2021, respectively	22,004	2,930
Derivative asset	3,327	1,348
Prepaid expenses and other current assets	13,646	2,549
Total current assets	269,426	61,415

Oil and gas properties, successful efforts method:
Proved properties	3,167,140	1,625,367
Unproved properties	282,569	222,025
Land	5,482	5,382
Total oil and gas properties	3,455,191	1,852,774

Accumulated depreciation, depletion and amortization	(495,971)	(395,625)
Net oil and gas properties	2,959,220	1,457,149

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation and amortization of $4,761 and $4,547 at June 30, 2022 and December 31, 2021, respectively	2,944	1,986
Derivative asset	3,523	157
Operating lease right-of-use assets	2,423	1,795
Other noncurrent assets	53,423	33,865
TOTAL ASSETS	$3,290,959	$1,556,367
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,386	$31,397
Revenues and royalties payable	150,087	36,189
Accrued expenses	72,168	31,704
Asset retirement obligation	390	395
Derivative liability	122,067	45,310
Advances	5,774	4,088
Operating lease liabilities	850	681
Other current liabilities	767	851
Total current liabilities	432,489	150,615

Noncurrent liabilities:
Revolving credit facility	395,000	320,000
8.000% Senior Notes due 2027, net	537,753	—
Deferred tax liability	36,277	15,731
Asset retirement obligation	35,555	15,471
Derivative liability	19,761	571
Operating lease liabilities	1,736	1,276
Other noncurrent liabilities	13,004	6,442

Total noncurrent liabilities	1,039,086	359,491

Equity:
Preferred stock, $0.001 par value, 19,720,000 shares authorized; none issued or outstanding	—	—
Series A Convertible Preferred Stock, $0.001 par value, 280,000 shares authorized, issued and outstanding at June 30, 2022. None authorized, issued or outstanding at December 31 2021	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 79,217,423 and 53,467,307 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	79	53
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,261,641 and 34,344,532 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	34	34
Additional paid-in capital	1,326,293	718,181
Accumulated deficit	(48,367)	(159,774)
Total Earthstone Energy, Inc. equity	1,278,039	558,494
Noncontrolling interest	541,345	487,767
Total equity	1,819,384	1,046,261

TOTAL LIABILITIES AND EQUITY	$3,290,959	$1,556,367

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
REVENUES
Oil	$286,632	$70,918	$424,384	$131,737
Natural gas	96,125	6,690	119,083	12,542
Natural gas liquids	89,794	12,063	125,234	20,964
Total revenues	472,551	89,671	668,701	165,243

OPERATING COSTS AND EXPENSES
Lease operating expense	50,514	11,747	72,145	22,596
Production and ad valorem taxes	34,195	5,176	47,510	10,203
Depreciation, depletion and amortization	66,463	26,027	100,789	50,434
General and administrative expense	14,077	9,170	26,383	17,550
Transaction costs	(402)	507	10,340	2,613
Accretion of asset retirement obligation	708	303	1,105	593
Exploration expense	—	30	92	30
Total operating costs and expenses	165,555	52,960	258,364	104,019

Gain on sale of oil and gas properties	—	348	—	348

Income from operations	306,996	37,059	410,337	61,572

OTHER INCOME (EXPENSE)
Interest expense, net	(16,625)	(2,401)	(21,943)	(4,618)
Loss on derivative contracts, net	(49,907)	(51,175)	(201,387)	(84,438)
Other income, net	249	200	296	303
Total other expense	(66,283)	(53,376)	(223,034)	(88,753)

Income (loss) before income taxes	240,713	(16,317)	187,303	(27,181)
Income tax (expense) benefit	(22,688)	486	(21,155)	794
Net income (loss)	218,025	(15,831)	166,148	(26,387)

Less: Net income (loss) attributable to noncontrolling interest	73,140	(6,960)	54,741	(11,683)

Net income (loss) attributable to Earthstone Energy, Inc.	$144,885	$(8,871)	$111,407	$(14,704)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$1.85	$(0.20)	$1.57	$(0.34)
Diluted	$1.46	$(0.20)	$1.37	$(0.34)

Weighted average common shares outstanding:
Basic	78,291,037	44,127,718	70,909,353	43,457,043
Diluted	102,410,036	44,127,718	84,266,422	43,457,043

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$218,025	$(15,831)	$166,148	$(26,387)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	66,463	26,027	100,789	50,434
Accretion of asset retirement obligations	708	303	1,105	593
Settlement of asset retirement obligations	(274)	(38)	(475)	(53)
(Gain) on sale of oil and gas properties	—	(348)	—	(348)
Gain on sale of office and other equipment	(24)	(114)	(46)	(114)
Total loss on derivative contracts, net	49,907	51,175	201,387	84,438
Operating portion of net cash paid in settlement of derivative contracts	(79,099)	(14,522)	(110,785)	(25,427)
Stock-based compensation - equity portion	2,693	4,412	4,994	7,741
Deferred income taxes	21,873	(486)	20,546	(794)
Amortization of deferred financing costs	1,442	198	2,069	339
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(135,580)	1,198	(184,315)	(4,181)
(Increase) decrease in prepaid expenses and other current assets	(9,207)	(481)	(11,103)	(114)
Increase (decrease) in accounts payable and accrued expenses	49,671	2,963	71,454	8,352
Increase (decrease) in revenues and royalties payable	70,638	3,876	85,570	1,795
Increase (decrease) in advances	(2,561)	(3,188)	(9,661)	(2,830)
Net cash provided by operating activities	254,675	55,144	337,677	93,444
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(711,091)	(53,162)	(1,035,289)	(187,803)
Additions to oil and gas properties	(124,456)	(19,325)	(180,381)	(28,238)
Additions to office and other equipment	(766)	(144)	(1,356)	(370)
Proceeds from sales of oil and gas properties	—	200	—	200
Net cash used in investing activities	(836,313)	(72,431)	(1,217,026)	(216,211)
Cash flows from financing activities:
Proceeds from borrowings	889,074	182,964	1,471,572	360,078
Repayments of borrowings	(1,118,303)	(165,028)	(1,396,572)	(233,718)
Proceeds from issuance of 8% Senior Notes due 2027, net	537,250	—	537,250	—
Proceeds from issuance of Series A Convertible Preferred Stock, net of offering costs of $674	279,326	—	279,326	—
Cash paid related to the exchange and cancellation of Class A Common Stock	(719)	(741)	(4,617)	(2,821)
Cash paid for finance leases	—	(50)	—	(70)
Deferred financing costs	(5,472)	(827)	(11,623)	(1,718)
Net cash provided by financing activities	581,156	16,318	875,336	121,751
Net decrease in cash	(482)	(969)	(4,013)	(1,016)
Cash at beginning of period	482	1,447	4,013	1,494
Cash at end of period	$—	$478	$—	$478
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,888	$2,350	$9,468	$4,272
Income taxes	$625	$—	$625	$797
Non-cash investing and financing activities:
Class A Common Stock issued in IRM Acquisition	$—	$—	$—	$76,572
Class A Common Stock issued in Chisholm Acquisition	$—	$—	$249,515	$—
Class A Common Stock issued in Bighorn Acquisition	$77,757	$—	$77,757	$—
Accrued capital expenditures	$(5,568)	$3,641	$44,285	$11,416
Lease asset additions - ASC 842	$—	$—	$678	$—
Asset retirement obligations	$198	$(266)	$284	$161

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares is a non-GAAP financial measure that provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Class A Common Stock - Diluted(1)(2)	102,410,036	44,127,718	84,266,422	43,457,043
Class B Common Stock	34,268,723	34,409,867	34,295,444	34,455,755
Adjusted Diluted Shares	136,678,759	78,537,585	118,561,866	77,912,798
(1)Includes dilutive effect of Series A Convertible Preferred Stock issued on April 14, 2022 for the three and six months ended June 30, 2022.
(2)Does not include potentially dilutive unvested restricted stock units and performance units for the three and six months ended June 30, 2021.

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP financial measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; depreciation, depletion and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$218,025	$(15,831)	$166,148	$(26,387)
Accretion of asset retirement obligations	708	303	1,105	593
Depreciation, depletion and amortization	66,463	26,027	100,789	50,434
Interest expense, net	16,625	2,401	21,943	4,618
Transaction costs	(402)	507	10,340	2,613
(Gain) on sale of oil and gas properties	—	(348)	—	(348)
Exploration expense	—	30	92	30
Unrealized (gain) loss on derivative contracts	(29,192)	36,653	90,602	59,011
Stock based compensation(1)	5,960	4,412	11,790	7,741
Income tax expense (benefit)	22,688	(486)	21,155	(794)
Adjusted EBITDAX	$300,875	$53,668	$423,964	$97,511

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) plus, when applicable, unrealized gain (loss) on derivative contracts; (gain) on sale of oil and gas properties; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income is a non-GAAP financial measure that provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$218,025	$(15,831)	$166,148	$(26,387)
Unrealized gain (loss) on derivative contracts	(29,192)	36,653	90,602	59,011
(Gain) on sale of oil and gas properties	—	(348)	—	(348)
Transaction costs	(402)	507	10,340	2,613
Income tax effect of the above	(12,705)	(700)	(15,190)	(1,166)
Adjusted Net Income	$175,726	$20,281	$251,900	$33,723
Adjusted Diluted Shares(1)	136,678,759	78,537,585	118,561,866	77,912,798
Adjusted Net Income per Adjusted Diluted Share	$1.29	$0.26	$2.12	$0.43

(1)Does not include potentially dilutive unvested restricted stock units and performance units for the three and six months ended June 30, 2021.

IV. Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we use as an indicator of our ability to fund our development activities and reduce our leverage. We define Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs, Exploration expense and the current portion of Income tax (expense) benefit from the Condensed Consolidated Statements of Operations; plus (3) the liability portion of stock-based compensation which is included in General and administrative expense in the Condensed Consolidated Statements of Operations; plus (4) the current portion of income tax (expense) benefit from the Condensed Consolidated Statements of Operations; less (5) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$254,675	$55,144	$337,677	$93,444
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	274	38	475	53
Gain on sale of office and other equipment	24	114	46	114
Amortization of deferred financing costs	(1,442)	(198)	(2,069)	(339)
Change in assets and liabilities	27,039	(4,368)	48,055	(3,022)
Adjustments - Condensed Consolidated Statements of Operations
Transaction costs	(402)	507	10,340	2,613
Exploration expense	—	30	92	30
Stock-based compensation - liability portion	3,267	—	6,796	—
Income tax expense - current	815	—	609	—
Capital expenditures (accrual basis)	(119,451)	(22,820)	(201,560)	(32,621)
Free Cash Flow	$164,799	$28,447	$200,461	$60,272

Alternate calculation of Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Adjusted EBITDAX	$300,875	$53,668	$423,964	$97,511
Interest expense, net	(16,625)	(2,401)	(21,943)	(4,618)
Capital expenditures (accrual basis)	(119,451)	(22,820)	(201,560)	(32,621)
Free Cash Flow	$164,799	$28,447	$200,461	$60,272

V. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.